SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                          Date of Report: July 30, 1997



                            PARADIGM TECHNOLOGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          DELAWARE                      0-26124                770140882-5
----------------------------          ------------        ----------------------
(State or Other Jurisdiction          (Commission           (I.R.S. Employer
      of Incorporation)               File Number)        Identification Number)


        694 TASMAN DRIVE, MILPITAS, CA                      95035
   ----------------------------------------              ----------
   (Address of principal executive offices)              (Zip Code)



                                 (408) 954-0500
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)


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Item 5.    OTHER EVENTS.
           ------------

           On July 22, 1997, pursuant to a Stock Purchase Agreement by and between Paradigm Technology, Inc. (the "Registrant") and Lydford Ltd. (the "Purchaser"), the Registrant sold a total of 200 shares of 5% Series B Convertible Redeemable Preferred Stock (the "Series B Preferred Stock") to the Purchaser at a price of $10,000 per share, for total proceeds (net of payments to third parties) of approximately $1,870,000.

           The Series B Preferred Stock has a liquidation preference of $10,000 per share and bears cumulative dividends at a rate of five percent (5%) per share per annum. Such dividends are payable only in shares of Series B Preferred Stock and only immediately prior to the conversion of the Series B Preferred Stock into Common Stock of the Registrant (the "Common Stock"). The Series B Preferred Stock is convertible at the option of the holder into shares of Common Stock at any time following the earlier of (i) the effectiveness of a registration statement for the Common Stock into which the Series B Preferred Stock is convertible (the "Registration Statement") or (ii) 90 days from the date of original issuance of the Series B Preferred Stock. At that time, each share of Series B Preferred Stock shall be convertible into that number of shares of Common Stock as is determined by dividing (i) the sum of (a) $10,000 plus (b) the amount of all accrued but unpaid or accumulated dividends on the shares of Series B Preferred Stock being so converted by (ii) the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" of the Series B Preferred Stock will be equal to the lower of (i) the closing sale price of the Common Stock as quoted on the Nasdaq National Market on the day prior to the date of initial issuance of the Series B Preferred Stock or (a) 82% of the average closing bid price of a share of Common Stock as quoted on the Nasdaq National Market over the five consecutive trading days immediately preceding the date of the conversion notice delivered to the Registrant. If not sooner converted, all outstanding shares of Series B Preferred Stock shall be subject to automatic conversion on the earlier of (i) 24 months after the date of original issuance thereof, (ii) six months from the effectiveness of the Registration Statement or (iii) immediately prior to the consummation of the acquisition of the Registrant pursuant to a merger or consolidation or the sale of substantially all of the assets of the Registrant. Except in connection with such automatic conversion, in no event shall a holder of Series B Preferred Stock (the "Holder") be entitled to convert any Series B Preferred Stock in excess of that number of shares upon conversion of which the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series B Preferred Stock), and (ii) the number of shares of Common Stock issuable upon the conversion of the Series B Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock.

           Except as otherwise required by law or the Certificate of Designation, the holders of Series B Preferred Stock are not entitled to vote on any matters submitted to the stockholders of the Registrant.

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           Unless the approval of the Registrant's stockholders has previously been obtained, the Registrant is not required to issue any Common Stock upon conversion of Series B Preferred Stock to the extent that (i) the issuance of such Common Stock, when taken together with all prior issuances of Common Stock upon conversion of Series B Preferred Stock would result in the issuance by the Registrant of a number of shares of Common Stock equal to or greater than twenty percent (20%) of the number of shares of Common Stock outstanding on the date of initial issuance of the Series B Preferred Stock (a "20% Issuance"), and such 20% Issuance requires the prior approval of the stockholders of the Registrant pursuant to any applicable rule, regulation, stated policy, practice or interpretation of the Nasdaq National Market or (ii) the Board of Directors of the Registrant determines in good faith that the issuance of such Common Stock upon conversion (whether or not constituting a 20% Issuance) otherwise requires the prior approval of the stockholders of the Registrant pursuant to any applicable rule, regulation, stated policy, practice or interpretation of any stock exchange or stock market on which the Common Stock is then listed or admitted to trading (the "Stockholder Approval Requirement").

           Following the first conversion of Series B Preferred Stock to which the provisions of the prior paragraph are applicable, the Registrant (i) shall promptly give notice to all holders of the Series B Preferred Stock that the Registrant is unable to issue any further Common Stock upon conversion of Series B Preferred Stock, and that the Series B Preferred Stock cannot be converted without compliance with the Stockholder Approval Requirement, and (ii) shall take one of the following actions, at its election, within twenty (20) days following the date of such notice:

                   1. the Registrant shall notify all such holders of the Series B Preferred Stock that it intends to seek stockholder approval pursuant to the Stockholder Approval Requirement, in which event the Registrant shall thereafter take all action necessary to call a meeting of its stockholders as promptly as reasonably practicable to vote on such matter; or

                   2. the Registrant shall obtain from the stock exchange or stock market on which the Common Stock is then listed a waiver of the Stockholder Approval Requirement and shall commence any mailing to stockholders notifying them of such waiver that is required by the rules of such stock exchange or stock market; or

                   3. the Registrant shall notify all such holders of the Series B Preferred Stock that it is redeeming Series B Preferred Stock pursuant to the redemption provisions of the Series B Preferred Stock.

In the event that the Registrant elects to seek stockholder approval, and such stockholder approval is not obtained within 75 days following the date of the Registrant's notice to the holders of the Series B Preferred Stock that it intends to seek such stockholder approval, the Registrant shall promptly following the end of such 75 day period notify all holders of the Series B Preferred Stock that it is redeeming Series B Preferred Stock. If the Stockholder Approval Requirement is complied with or if a waiver of or exception to the Stockholder

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

Approval Requirement is obtained, the conversion rights of the holders of the Series B Preferred Stock shall be reinstated.

           If the Registrant elects or is required to redeem Series B Preferred Stock pursuant to the provisions thereof, the Registrant shall (i) issue the Maximum Number of Shares of Common Stock (as defined below) to the holder or holders of Series B Preferred Stock who have requested conversion, and will (ii) redeem, out of funds legally available therefor, all of the Series B Preferred Stock that remain after such conversion at a price per share of Series B Preferred Stock equal to $12,190 (subject to adjustment) plus an amount equal to all dividends, if any, accrued but unpaid on such shares as of the earlier of the date fixed for redemption or the maturity date. For purposes of the Series B Preferred Stock, the "Maximum Number of Shares of Common Stock" shall mean the greatest number of shares of Common Stock that may be issued upon conversion of shares of Series B Preferred Stock without causing a 20% Issuance.

         If the Corporation is required to redeem the 5% Series A Convertible Redeemable Preferred Stock (the "Series A Shares") and the Series B Shares at the same time and if, on the date on which a redemption is to be effected, the Corporation shall be unable, because of any applicable law or governmental regulation, to redeem the total number of Series A Shares and Series B Shares to be redeemed on such date, the Corporation shall redeem, ratably among the holders of the Series A Shares and Series B Shares to be redeemed, the maximum number of such Series A Shares and Series B Shares which it shall be permitted to redeem under such law or regulation. At any time thereafter when funds of the Corporation are legally available for the redemption of the Series A Shares and Series B Shares, such funds shall immediately be used to redeem the balance of the Series A Shares and Series B Shares that the Corporation has become obligated to redeem on any such date or dates but which it has not redeemed.

           So long as any shares of Series B Preferred Stock remain outstanding, the Registrant shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, authorize or issue any other equity security senior to the Series B Preferred Stock as to liquidation preferences or amend, alter or repeal its Certificate of Incorporation if the powers, preferences, or special rights of the Series B Preferred Stock would thereby be materially adversely affected.

           Pursuant to a Registration Rights Agreement, dated as of January 22, 1997, by and between the Registrant and the Purchaser, the Purchaser has been granted certain registration rights with respect to shares of Common Stock issuable upon conversion of the Series B Preferred Stock, pursuant to which the Registrant is required to file a Registration Statement on Form S-3 no later than 30 days from the initial issuance of the Series B Preferred Stock, and to maintain such registration statement in effect for a period of at least six months, subject to certain terms and conditions.

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Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.
           ---------------------------------

           (a)     Financial statements of business acquired.

                   Not applicable.

           (b)     Pro forma financial information.

                   Not applicable.

           (c)     Exhibits.

                   2.1 Stock Purchase Agreement, dated as of January 22, 1997, by and between Paradigm Technology, Inc. and Lyford Ltd.

                   4.1 Certificate of Designation of the 5% Series B Convertible Redeemable Preferred Stock as filed with the Secretary of State of the State of Delaware.

                   99.1    Press Release, dated July 24, 1997.

                   99.2    Press Release, dated July 29, 1997.

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                                  SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           Dated:  July 30, 1997

                                       PARADIGM TECHNOLOGY, INC.



                                       By
                                          -------------------------------------
                                                   David G. Campbell
                                                Chief Financial Officer

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                                 EXHIBIT INDEX


     EXHIBIT NO.                            DESCRIPTION


         2.1 Stock Purchase Agreement, dated as of July 22, 1997, by and between Paradigm Technology, Inc. and Lyford Ltd.


         4.1 Certificate of Designation of the 5% Series B Convertible Redeemable Preferred Stock as filed with the Secretary of State of the State of Delaware.


         99.1            Press Release, dated July 24, 1997.


         99.2            Press Release, dated July 29, 1997.

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